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                                                                     Exhibit 4.4

                                SPATIALIGHT, INC.

                  TIME ACCELERATED RESTRICTED STOCK AWARD PLAN

                                   ("TARSAP")

TARSAP (this "Agreement" or the "Option Agreement") made as of the 7th day of July, 2003 between SPATIALIGHT, INC., a New York corporation (the "Corporation"), whose principal place of business is located at 5 Hamilton Landing, Suite 100, Novato, California 94949, and Theodore H. Banzhaf (the "Optionee") whose principal residence is located at 1801 Gough Street #403 , San Francisco, CA 94109

                                    Preamble

         The Corporation and Optionee have entered into an Employment Agreement effective as of the date of this Agreement (the "Effective Date") pursuant to which Optionee will serve as the Corporation's Executive Vice President of Strategic Planning upon the terms set forth therein (the "Employment Agreement"). As a material inducement for Optionee to become employed as the Corporation's Executive Vice President of Strategic Planning, the Corporation has agreed to grant Optionee options to purchase its Common Shares, $.01 par value per share (the "Shares") subject to the terms and conditions of this Agreement.

         1.       Grant of Options.

                  (a) Upon the terms and subject to the conditions hereinafter set forth, the Corporation hereby grants to the Optionee the right and option to purchase from the Corporation a total of Eight Hundred Thousand (800,000) Shares of the Corporation at an exercise (i.e., purchase) price determined by the provisions of Section 6 hereof (the "Options"). The Options granted hereby shall be exercisable as provided in Sections 2 and 3 hereof unless terminated at an earlier date in accordance with the terms of this Agreement. If the Options shall terminate for any reason without having been exercised in full, the Corporation may use any then remaining unpurchased Shares reserved for the grant of options to any other employee or party selected by the Board of Directors of the Corporation (the "Board") or for any other appropriate corporate purpose, as determined in the sole discretion of the Board. The Options shall become exercisable immediately upon vesting.

                  (b) The Options granted by this Agreement are not, and shall not be deemed, to have been granted under the Corporation's 1999 Stock Option Plan (the "1999 Plan"), the Corporation's 1993 Non-Statutory Stock Option Plan (the "1993 Plan") or any other stock option plan of the Corporation in effect as of the date hereof or hereafter adopted (the "Other Plans"), and the number of Shares which may be reserved for the Optionee's exercise of the Options granted hereunder shall not reduce the number of Shares reserved under the 1999 Plan, the 1993 Plan or any Other Plans and, in the event the Options granted hereunder shall terminate for any reason without having been exercised in full, none of any then remaining unpurchased Shares subject to the Options shall increase the total number of Shares then reserved for purchase under the 1999 Plan, the 1993 Plan or any Other Plan of the Corporation.

                  (c) It is intended both by the Corporation and Optionee that the Options granted hereby shall be Non-Statutory Stock Options.

         2.       Exercise of Option.

                  (a) Subject to the limitations set forth in this Agreement, the Optionee may exercise the Options, in whole or in part, to the extent then exercisable in accordance with this Agreement, by forwarding to the Corporation written notice stating the Optionee's election of such exercise right and


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         specifying  the number of whole Shares to be purchased,  accompanied by the Optionee's payment in full of the aggregate option price of the Shares being purchased in cash, by check, or, in the discretion of the Board, by the delivery of Shares (such Shares to be credited against the option price in an amount equal to their aggregate Fair Market Value as defined in Section 13 hereof on the date of exercise) or any combination thereof ("Notice of Exercise"). The Optionee shall be responsible for and shall pay to the Corporation all withholding and other similar taxes which may be payable by the Optionee upon exercise of the Options, if applicable.

                  (b) As soon as practicable after receipt by the Corporation of the Notice of Exercise and of full payment of the exercise price for all Shares with respect to which the Options are being exercised, a certificate or certificates representing the purchased Shares shall be registered in the records of the Corporation in the name of the Optionee or his successor and shall be delivered to the Optionee or his successor at the Optionee's address shown in the payroll records of the Corporation or at such other address as may be designated in writing by the Optionee in the Optionee's Notice of Exercise. Neither the Optionee nor his successor or legal representative shall have any rights as a shareholder of the Corporation in respect of any Shares issuable upon the exercise of this Option prior to the record date as of which certificates for such Shares shall have been issued by the Corporation as hereinabove provided.

                  (c) Unless the Options are terminated earlier in accordance with the terms hereof, the Options and all rights thereunder shall expire  on,  and may no  longer be  exercised  after,  the third  (3rd)
         anniversary after each of the respective dates upon which the percentages of the Options to purchase the number of Shares designated herein have vested and become exercisable in accordance with the provisions of Section 3.

         3.       Vesting and Exercisability of Options.

         Options to purchase an aggregate of 800,000 Shares of the Corporation shall vest and be exercisable upon the occurrence of the following events, satisfaction of the following conditions and upon or by the following dates:

                  (a) Options to purchase 125,000 Shares shall vest and be exercisable on the Effective Date;

                  (b) Options to purchase the remaining aggregate of up to 675,000 Shares shall vest and be exercisable on such dates upon which the following performance tests shall have been satisfied; provided, however, that the outside date for the satisfaction of each such performance shall be the second (2nd) anniversary of the Effective Date and no such performance test may be satisfied, in whole or in part, after such second (2nd) anniversary of the Effective Date:

                           (i) Options to purchase an additional  175,000 Shares
                  shall vest and become exercisable if the Shares shall achieve and maintain the Fair Market Value of $5 per Share for a minimum of twenty (20) consecutive trading days thereafter (each such period, a "FMV Period");

                           (ii) Options to purchase an additional 225,000 Shares
                  shall vest and become exercisable if the Shares shall achieve and maintain the Fair Market Value of $7.50 per Share for a minimum of a FMV Period;

                           (iii) Options to purchase an additional 275,000 Shares shall vest and become exercisable if the Shares shall achieve and maintain the Fair Market Value of $12.50 per Share for a minimum of a FMV Period;

                  provided, however, that:

                                    (A) In the event that the Shares achieve either of the Fair Market Values set forth in Sections 3(b)(ii) or 3(b)(iii) above before satisfying the Fair Market Value test under Section 3(b)(i) above, or in the event that the Shares achieve


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                                    the Fair  Market  Value  test  set  forth in
                                    Section  3(b)(iii)  above before  satisfying
                                    the Fair  Market  Value test  under  Section
                                    3(b)(ii),  then the Options to purchase  the
                                    total    number   of   Shares   shall   vest
                                    cumulatively  at  the  respective   exercise
                                    prices  set  forth  in   Sections   3(b)(i),
                                    3(b)(ii) and/or 3(b)(iii), as the case may be; and

                                    (B)  As  used  in  this  Section  3(b),  for
                                    purposes  of  determining  the  twenty  (20)
                                    trading days comprising the FMV Period, any business day upon which there shall be no trading in the Shares of the Corporation shall not be counted.

                  (c) In no event shall any of the Options granted hereunder vest and be exercisable unless the Optionee is an Employee of the Corporation or any of its Subsidiaries on any such vesting date; provided, however, in the event the Employee's employment is terminated by the Corporation or any of its Subsidiaries without Cause pursuant to
         Section 2(b)(iv) of the Employment Agreement, the Options shall vest and be exercisable to the extent any of the performance tests set forth in Section 3(b)(i) through (iii), inclusive, are satisfied during the ninety (90) day period immediately succeeding the date of termination of his employment.

                  (d)  Notwithstanding any of the provisions of Sections 3(a) or
         (b), none of the Options granted hereunder, including any Options which have vested and therefore become exercisable, may be exercised until the shareholders of the Corporation shall, if required by New York law or the regulations of any exchange or inter-dealer system upon which the Company's Shares will be listed or in which such Shares shall be traded, approve the grant of the Options which are the subject of this Agreement as provided in Section 15(a) of this Agreement.

         4.       Exercise After Termination of Service.

         After the Optionee ceases to be an Employee of the Corporation or any Subsidiary of the Corporation, as the case may be, whether as a result of voluntary termination, termination by the Corporation or such Subsidiary or by the normal retirement, early retirement or disability (excluding Permanent Disability as defined in Section 5 below) of the Optionee, only such Options that have vested and become exercisable on or before the Date of Termination (as defined in the Employment Agreement) may be exercised by the Optionee, his attorney-in-fact, or his guardian, as appropriate, at any time after the date on which the Optionee ceases to be an Employee but no later than the earlier of ninety (90) days after the Optionee ceases to be employed by the Corporation or such Subsidiary or the last day of the fixed term of the Option; provided, however, that, in the event that the employment of Optionee is terminated for Cause (as defined in the Employment Agreement), any then outstanding Options held by Optionee, whether or not vested and exercisable by Optionee as of the date of such termination of employment for Cause, shall thereupon be canceled and terminated in their entirety and be of no further force or effect and Optionee shall have no further rights thereto or thereunder or under this Agreement.

         5.       Exercise In Case of Death or Permanent Disability.

         If the Optionee shall die or become permanently and totally disabled within the meaning of relevant provisions of the Employment Agreement (hereinafter referred to as "Permanently Disabled" or a "Permanent Disability") while an employee of the Corporation or of a Subsidiary thereof, and Optionee, at the time of the Optionee's death or Permanent Disability, shall have been entitled to exercise all or any portion of the Options granted hereby, then the Options may be so exercised by the Optionee or his legal representative, as the case may be, or by his estate, or by a person who acquires the right to exercise the Options by bequest or inheritance, at any time after the date of death or Permanent Disability but no later than the earlier of (a) twelve (12) months after the date of death, Permanent Disability of the Optionee or
         (b) the last day of the fixed term of the Options.


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         6.       Exercise Price of Options.

         The exercise price of the Options (subject to adjustment by reason of any of the events set forth in Section 7 hereof), shall equal:

                  (a) With respect to the Options described in Sections 3(a) of this Agreement, the Fair Market Value of the Shares as of July 3, 2003
         - - to wit, Two Dollars and Fifty-five Cents ($2.55) per Share.

                  (b) With respect to the Options described in Sections 3(b)(i) of this Agreement, Five Dollars ($5.00) per Share.

                  (c) With respect to the Options described in Sections 3(b)(ii) of this Agreement, Seven Dollars and Fifty Cents ($7.50) per Share.

                  (d)  With  respect  to  the  Options   described  in  Sections
         3(b)(iii) of this Agreement, Twelve Dollars and Fifty Cents ($12.50) per Share.

         7.       Adjustments Upon Change of Shares.

                  (a) In the event of a reorganization, merger, consolidation, reclassification, recapitalization, any combination or exchange of Shares, stock split, stock dividend, rights offering or other event affecting the capitalization of the Corporation, the number and class of Shares then subject to the Options as of the effective date or record date of any such event, and the price per Share payable upon exercise of the Options, shall be equitably adjusted by the Board to reflect any such event.

                  (b) Upon the effective date of any merger, consolidation or reorganization of the Corporation with one or more corporations or other legal entities in which the Corporation is not the surviving corporation or entity, or upon the effective date of any liquidation of the Corporation or of a transfer of substantially all of the assets or transfer of more than fifty percent (50%) of the then outstanding Shares of the Corporation to a theretofore unaffiliated third party
         (hereinafter collectively referred to as the "Transaction"), any Options granted hereby which have not vested and become exercisable (prior to or by reason of the Transaction) shall terminate unless provisions have been made in writing in connection with any such Transaction for the assumption of such unvested Options by such successor employer corporation or other entity or a parent or subsidiary thereof or for the substitution of such unvested Options by new options covering shares or other equity interests of such successor corporation or other entity, with appropriate adjustments as to the number, kind and prices of shares or other equity interests, in which event the unvested Options or the new options substituted therefor, as the case may be, shall continue to be exercisable in the manner and upon the terms set forth in this Agreement. Prior to any such termination of any then unvested Options upon the effective date of any such Transaction, the Board may, in its sole discretion, grant to the Optionee the right immediately prior to the effective date of such Transaction to exercise the Options, in whole or in part, provided that all conditions precedent to the vesting thereof (prior to or by reason of the Transaction) set forth herein, other than the passage of time, shall have been satisfied. In any such event, the Corporation will mail or cause to be mailed to the Optionee a notice (the "Acceleration Notice") specifying the date which is to be fixed as of which all holders of record of the Shares shall be entitled to exchange their Shares for securities, cash or other property issuable or deliverable pursuant to such Transaction. The Acceleration Notice shall be mailed at least fifteen (15) days prior to such specified date. In the event that any then outstanding Options which have vested and become exercisable (prior to or by reason of the Transaction) are not exercised in their entirety on or before the date specified therefor in the Acceleration Notice, all such Options and all rights thereunder shall terminate and be canceled as of said date and any Options which have not so vested and become exercisable as of said date shall also terminate and be canceled in their entirety.

                  (c) Upon any adjustment made pursuant to this Section 7, the Corporation will, upon request, deliver to the Optionee or his successor a certificate or the Corporation's Secretary or an Assistant


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         Secretary  setting forth the adjusted Option price thereafter in effect and the number and kind of shares, other securities or other property thereafter purchasable upon the exercise of the Options.

                  (d) The determination of the Board with respect to any adjustments effected pursuant to this Section 7 shall be conclusive and binding on the Optionee.

         8.       Non-Transferability of Options

         This Option Agreement shall be binding upon and inure to the benefit of the parties hereto and any successor to the business of the Corporation, but none of the Options nor any rights granted to the Optionee hereunder shall be transferable or assignable, in whole or in part, by the Optionee otherwise than by will or by the laws of descent and distribution, and, during the lifetime of the Optionee, the Options and rights granted to the Optionee hereunder may be exercised only by his except as otherwise expressly provided for herein.

         9.       Registration or Qualification of Shares.

         The Options shall be subject to the requirement that, if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of the Shares subject to the Options upon any securities exchange, inter-dealer quotation market system or under any state or federal law, including the Securities Act of 1933, as amended (the "Securities Act"), or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Options or the issue or purchase of Shares hereunder, then the Options may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Corporation may, in its sole discretion, at any time and from time to time, file (or maintain the effectiveness of) a registration statement under the Securities Act, and list, register or qualify under any other state or federal law, all or any portion of the Options and the Shares issuable upon the exercise thereof, but nothing set forth herein shall obligate the Corporation to file or effect any such registration under the
         Securities Act or listing or qualification upon any securities exchange, inter-dealer quotation market system or under any other federal or state securities law.

         10.      Compliance with Securities and Other Applicable Law.

         The grant of Options and the issuance of Shares upon the exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or inter-dealer quotation market system upon which the Shares may then be listed. In addition, no Options may be exercised unless (a) a registration statement under the Securities Act shall at the time or exercise of the Options be in effect with respect to the Shares issuable upon exercise of the Options or (b) in the opinion of legal counsel to the Corporation, the Shares issuable upon exercise of the Options may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation's legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any of the Options, the Corporation may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect hereto as may be requested by the Corporation.

         11.      Representations at Time of Exercise: Legend.

         The Board may require, as a condition to the exercise of the Options granted pursuant to this Agreement, in whole or in part, that the Corporation receive from Optionee or his successor, such representations, warranties and agreements, at the time of any such exercise, to the effect that all Shares acquired upon exercise of the Options, or any part thereof, shall be sold, transferred or otherwise disposed of only upon compliance with the registration requirements of the Securities Act or in reliance on an exemption therefrom which is the subject of an opinion from the Corporation's legal counsel. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

         12.      Reservation of Shares.

         The Corporation shall be under no obligation to reserve Shares to satisfy the Options granted pursuant to this Agreement. The grant of Options to the Optionee hereunder shall not be construed to constitute the establishment of a trust of such Shares and no particular Shares shall be identified as optioned and reserved for the Optionee hereunder. The Corporation shall be deemed to have complied with the terms of this Agreement if, at the time of issuance and delivery of the Shares pursuant to the exercise of an option, it has a sufficient number of Shares authorized and unissued (or held in its treasury) for purposes of this Agreement, irrespective of the date when such Shares were authorized.

         13.      Definitions.

         Except as otherwise defined in this Agreement, the following terms shall have the following meanings:

                  (a) "Code" means the US Internal Revenue Code of 1986 as amended to date.

                  (b) "Board" means the Board of Directors of the Corporation.

                  (c) "Employee" means any person treated as an Employee (including an officer or director of the Corporation) who is treated as an Employee on the records of the Corporation and is deemed to be an Employee at Common Law and as interpreted by the U.S. Internal Revenue Service under the Code.

                  (d) "Fair Market Value" means as of any date the value of the Shares of the Corporation as determined by the Board in its discretion, or by the Corporation in its discretion, subject to the following:

                           If, on such date, the Shares are listed on a national
                   or regional securities exchange or quoted in a inter-dealer quotation market system, the Fair Market Value of each Share shall be the closing price of a Share (or the mean between the closing bid and asked price of a Share if the Share is so quoted instead) as quoted on the NASDAQ National Market, the NASDAQ Small Cap Market or such other national or regional securities exchange or inter-dealer quotation market system constituting the primary market for the Shares as reported in the Wall Street Journal or such other sources as the Corporation deems reliable. If the relevant date does not fall on a date on which the Shares have been traded on such securities exchange or been quoted in such market system, the date on which Fair Market Value shall be established shall be the last date on which the Shares were so traded prior to the relevant date, or such other appropriate date as shall be determined by the Board in its sole discretion; and, if on such date, there is no public market for the Shares, the Fair Market Value of a Share shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

                  (e) "Non-Statutory Stock Option" means a stock option not intended to be, or which does not qualify, as an Incentive Stock Option within the meaning of Section 422 et seq. of the Code.

                  (f) "Subsidiary" or "Subsidiaries" means any corporation or entity in which the Corporation owns beneficially more than 50% of the voting equity interest therein.

14.      Notices.

         All notices under this Agreement and the Plan shall be in writing, and, if to the Corporation, shall be mailed to its principal office at 5 Hamilton Landing, Suite 100, Novato, California 94949, Attn.:
         Secretary, and if to the Optionee, shall be delivered personally or mailed to the Optionee at his address appearing in the payroll records of the Corporation or its Subsidiary as of the date of such notice. The address of any party may be changed at any time by written notice to the other party given in accordance with this Section 14. All notices and other written communications required hereunder shall be deemed to have been given when personally delivered or mailed, postage prepaid, by registered or certified mail

15.      Miscellaneous.

                  (a) Termination. Anything contained herein to the contrary notwithstanding, in the event that the shareholders of the Corporation do not ratify and approve the grant of the Options to the Optionee pursuant to this Agreement within twelve (12) months after the Effective Date at the next Annual or Special Meeting of Shareholders of the Corporation, unless shareholders approval of the grant of the Options to Optionee under this Agreement is no longer required under the New York Business Corporation Law or any other applicable New York or California statute, law or regulation and/or by the record date of any such Shareholders Meeting, subject, however, to the provisions of
         Section 162(m) of the Code, then this Agreement and the Options granted hereby shall automatically terminate, be canceled in their entirety and the Optionee shall forfeit all rights with respect thereto or otherwise under this Agreement and be of no further force of effect.

                  (b) Acknowledgment. The Options may not be exercised, to the extent vested and exercisable, until the Optionee dates, signs and returns a copy of this Agreement to the Corporation.

                  (c) No Right as Shareholder. Neither the Optionee nor his successor shall have any rights as a shareholder of the Corporation with respect to any Shares subject to the Options before the date of issuance to the Optionee of a certificate or certificates for such Shares in the name of the Optionee or such successor.

                  (d) No Right to Continued Employment. The Options shall not confer upon the Optionee any express or implied right with respect to continuance of employment by the Corporation or any Subsidiary thereof, for any specific or minimum period of time under the Employment Agreement or otherwise, nor shall the grant or existence of such Options interfere in any way with the right of the Corporation or such Subsidiary to terminate such employment at any time.

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument provided that each of the parties hereto executes such counterpart.

                  (f) Choice of Law. This Agreement and the respective rights and obligations of the Optionee and the Corporation hereunder shall be governed by the laws of the State of New York with respect to agreements to be performed wholly in the State of New York and without giving effect to the conflicts of law, statutes and doctrines of New York (except for Section 5-1401 of the New York General Obligations
         Law) or of any other jurisdiction.

                                  * * * * * * *

         IN WITNESS WHEREOF, the parties have duly executed this Stock Option Agreement as of the date first above written.




                                     SPATIALIGHT, INC.

                                     By: /s/ ROBERT A. OLINS
                                         -----------------------------------
                                         Name: Robert A. Olins
                                         Title: Acting Chief Executive Officer

                                     OPTIONEE

                                     By: /s/ THEODORE  H. BANZHAF
                                         ------------------------------------
                                         Name: Theodore H. Banzhaf